Exhibit 10.1

SUPPORT AGREEMENT

BY AND AMONG

Enbridge energy partners, l.p.,

enbridge energy company, inc.

AND

midcoast ENERGY PARTNERS, L.P.

Dated as of January 26, 2017

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of January 26, 2017 (this “Agreement”), is by and among MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership (“MEP”), ENBRIDGE ENERGY COMPANY, INC., a Delaware corporation (“EECI”), and ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership (“EEP”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, EECI, Enbridge Holdings (Leather) L.L.C., a Delaware limited liability company and wholly-owned Subsidiary of EECI (“Merger Sub”), MEP and Midcoast Holdings, L.L.C., a Delaware limited liability company and the general partner of MEP (“MEP GP”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into MEP (the “Merger”), with MEP as the surviving entity, and each outstanding Class A Common Unit will be converted into the right to receive the merger consideration specified therein, other than (i) Class A Common Units owned by MEP, any of its Subsidiaries, Parent or its Affiliates (other than EEP), which shall be cancelled and cease to exist and (ii) Class A Common Units owned by EEP, which shall be unchanged and remain issued and outstanding;

WHEREAS, as of the date hereof, EEP is the record owner in the aggregate of, and has the right to vote and dispose of, 1,335,056 Common Units and EEP is the record owner in the aggregate of 22,610,056 Subordinated Units (such Common Units and Subordinated Units, together, the “Existing Units”); and

WHEREAS, as an inducement and condition of EECI’s willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, EECI has required that EEP, and EEP has agreed to, enter into this Agreement and abide by the covenants and obligations with respect to the Covered Units (as hereinafter defined), set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

Article 1

GENERAL

Section 1.1           Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Agreement” has the meaning assigned to such term in the preamble.

“Affiliate” or “Affiliates” has the meaning set forth in the Merger Agreement.

“Business Day” has the meaning set forth in the Merger Agreement.

“Class A Common Units” has the meaning set forth in the Partnership Agreement.

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“Common Units” has the meaning set forth in the Partnership Agreement.

“Covered Units” means the Existing Units together with any Common Units that EEP or any of its Subsidiaries acquires beneficially or of record on or after the date hereof.

“EECI” has the meaning assigned to such term in the preamble.

“EEP” has the meaning assigned to such term in the preamble.

“EEP Unaffiliated Unitholders” means the holders of units of limited partner interest in EEP other than Parent, EEP GP Delegate and their respective Affiliates.

“EEP GP Delegate” means Enbridge Energy Management, L.L.C., as the delegate of EECI, the general partner of EEP.

“EEP GP Delegate Board” means the Board of Directors of the EEP GP Delegate.

“EEP GP Delegate Conflicts Committee” has the meaning assigned to such term in Section 3.2(a)(ii).

“Effective Time” has the meaning set forth in the Merger Agreement.

“Existing Units” has the meaning assigned to such term in the recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“GP Board” has the meaning set forth in the Merger Agreement.

“GP Conflicts Committee” has the meaning set forth in the Merger Agreement.

“Lien” means any mortgage, lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, put or call option, lease or sublease, claim, right of any third party, covenant, right of way, easement, encroachment or encumbrance.

“MEP” has the meaning assigned to such term in the preamble.

“MEP GP” has the meaning assigned to such term in the recitals.

“Merger” has the meaning assigned to such term in the recitals.

“Merger Agreement” has the meaning assigned to such term in the recitals.

“Merger Consideration” has the meaning set forth in the Merger Agreement.

“Merger Sub” has the meaning assigned to such term in the recitals.

“Order” or “Orders” has the meaning set forth in Section 3.1(d) of this Agreement.

“Partnership Adverse Recommendation Change” has the meaning set forth in the Merger Agreement.

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“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of November 13, 2013, as amended, modified or supplemented from time to time.

“Partnership Information Statement” has the meaning set forth in the Merger Agreement.

“Partnership Interest” has the meaning set forth in the Partnership Agreement.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any group comprised of two or more of the foregoing.

“Representative” or “Representatives” has the meaning set forth in the Merger Agreement.

“Subordinated Units” has the meaning set forth in the Partnership Agreement.

“Subsidiary” or “Subsidiaries” has the meaning set forth in the Merger Agreement.

“Surviving Entity” has the meaning set forth in the Merger Agreement.

“Termination Date” has the meaning set forth in Section 6.1 of this Agreement.

“Transfer” means, directly or indirectly, to sell, transfer, assign or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment or similar disposition of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise); provided that, for purposes of clarification, a Transfer shall not include any existing or future pledges or security interests issued by EEP in connection with a bona fide loan or the conversion of any Covered Units pursuant to the terms of the Partnership Agreement (including, for the avoidance of doubt, the conversion of EEP’s Subordinated Units into Common Units).

Article 2

VOTING

Section 2.1           Agreement to Vote Covered Units.

(a)          EEP hereby irrevocably and unconditionally agrees, in its capacity as a holder of the Covered Units, that prior to the Termination Date (as defined herein), at any meeting of the unitholders of MEP, however called, including any adjournment or postponement thereof, or in connection with any written consent of the unitholders of MEP, it shall, to the fullest extent that the Covered Units are entitled to vote thereon or consent thereto:

(i)          appear at each such meeting or otherwise cause its Covered Units to be counted as present thereat for purposes of establishing a quorum; and

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(ii)         vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Units (A) in favor of the approval and adoption of the Merger Agreement, any transactions contemplated by the Merger Agreement and any other matter necessary for the consummation of such transactions submitted for the vote or written consent of the unitholders of MEP; (B) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of MEP or MEP GP or any of their Subsidiaries contained in the Merger Agreement; and (C) against any action, agreement or transaction that would impede, interfere with, delay, postpone or adversely affect the Merger or the other transactions contemplated by the Merger Agreement.

(b)          Except as otherwise set forth in or contemplated by this Agreement, EEP may vote the Covered Units in its discretion on all matters submitted for the vote of unitholders of MEP or in connection with any written consent of MEP’s unitholders in a manner that is not inconsistent with the terms of this Agreement.

Section 2.2           No Inconsistent Agreements. EEP hereby represents, covenants and agrees that, except for this Agreement, it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to its Covered Units, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to its Covered Units and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of EEP contained herein untrue or incorrect or have the effect of preventing or disabling EEP from performing any of its obligations under this Agreement.

Article 3

REPRESENTATIONS AND WARRANTIES

Section 3.1           Representations and Warranties of EEP. EEP (except to the extent otherwise provided herein) hereby represents and warrants to MEP and EECI as follows:

(a)          Good Standing. EEP is a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)          Organization; Authorization; Validity of Agreement; Necessary Action.

(i)          EEP has the requisite power and authority and/or capacity to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by EEP of this Agreement, the performance by it of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by EEP and no other actions or proceedings on the part of EEP to authorize the execution and delivery of this Agreement, the performance by it of the obligations hereunder or the consummation of the transactions contemplated hereby are required. This Agreement has been duly executed and delivered by EEP and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding agreement of EEP enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

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(ii)         The Special Committee (the “EEP GP Delegate Conflicts Committee”) of the EEP GP Delegate Board, at a meeting duly called and held, has (A) determined that each of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement is fair and reasonable to and in the best interests of EEP, including the EEP Unaffiliated Unitholders, (B) recommended that the EEP GP Delegate Board authorize and approve the voting or consent by EEP, (1) as the sole member of MEP GP and (2) of the Existing Units held by EEP, in favor of the Merger and adoption and approval of the Merger Agreement, and (C) recommended that the EEP GP Delegate Board authorize and approve this Agreement.

(iii)        The EEP GP Delegate Board (acting in part based on the recommendation of the EEP GP Delegate Conflicts Committee) has (A) determined that each of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement is fair and reasonable to and in the best interests of EEP, including its partners, (B) authorized and approved the voting or consent by EEP, (1) as the sole member of MEP GP and (2) of the Existing Units held by EEP, in favor of the Merger and adoption and approval of the Merger Agreement, and (C) authorized and approved this Agreement.

(c)          Ownership. As of the date hereof, EEP is the record owner of the Existing Units, and all of the Covered Units owned by EEP from the date hereof through and on the Closing Date will be owned of record or beneficially by EEP. EEP has and will have at all times through the Closing Date voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in Article 2 hereof, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Units owned by EEP at all times through the Closing Date.

(d)          No Violation. Neither the execution and delivery of this Agreement by EEP nor the performance by EEP of its obligations under this Agreement will (i) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties, rights or assets, including the Existing Units, owned by EEP, (ii) violate any judgments, decrees, injunctions, rulings, awards, settlements, stipulations or orders (collectively, “Orders”) or laws applicable to EEP or any of its properties, rights or assets or (iii) result in a violation or breach of or conflict with its organizational and governing documents.

(e)          Consents and Approvals. No consent, approval, Order or authorization of, or registration, declaration or filing with, any governmental authority is necessary to be obtained or made by EEP in connection with EEP’s execution, delivery and performance of this Agreement or the consummation by EEP of the transactions contemplated hereby, except for any requirements under the Exchange Act in connection with this Agreement and the transactions contemplated hereby.

(f)          Reliance by MEP and EECI. EEP understands and acknowledges that each of MEP and EECI is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement and the representations, warranties, covenants and obligations of EEP contained herein.

Section 3.2           Representations and Warranties of MEP. MEP (except to the extent otherwise provided herein) hereby represents and warrants to EEP and EECI as follows:

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(a)          Organization; Authorization; Validity of Agreement; Necessary Action. MEP has the requisite power and authority and/or capacity to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by MEP of this Agreement, the performance by it of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by MEP and no other actions or proceedings on the part of MEP to authorize the execution and delivery of this Agreement, the performance by it of the obligations hereunder or the consummation of the transactions contemplated hereby are required. This Agreement has been duly executed and delivered by MEP and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding agreement of MEP enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(b)          No Violation. Neither the execution and delivery of this Agreement by MEP nor the performance by MEP of its obligations under this Agreement will (i) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties, rights or assets, owned by MEP, (ii) violate any Orders or laws applicable to MEP or any of its properties, rights or assets or (iii) result in a violation or breach of or conflict with its organizational and governing documents.

(c)          Consents and Approvals. No consent, approval, Order or authorization of, or registration, declaration or filing with, any governmental authority is necessary to be obtained or made by MEP in connection with MEP’s execution, delivery and performance of this Agreement or the consummation by MEP of the transactions contemplated hereby, except for any requirements under the Exchange Act in connection with this Agreement and the transactions contemplated hereby.

Section 3.3           Representations and Warranties of EECI. EECI hereby represents and warrants to EEP and MEP that the execution and delivery of this Agreement by EECI and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of EECI.

Article 4

GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY

Section 4.1           Grant of Irrevocable Proxy; Appointment of Proxy. FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, EEP HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, C. GREGORY HARPER, E. CHRIS KAITSON AND ANY OTHER PROXY DESIGNEE, EACH OF THEM INDIVIDUALLY, EEP’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE (OR EXERCISE A WRITTEN CONSENT WITH RESPECT TO) THE COVERED UNITS SOLELY IN ACCORDANCE WITH ARTICLE 2, IF AND ONLY IF EEP FAILS TO VOTE OR ATTEMPTS TO VOTE THE COVERED UNITS IN A MANNER INCONSISTENT WITH THE TERMS OF THIS AGREEMENT. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE GP CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST, AND EEP WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY EEP WITH RESPECT TO THE COVERED UNITS TO VOTE ON THE MATTERS SET FORTH IN ARTICLE 2 HEREOF (AND EEP HEREBY REPRESENTS TO MEP THAT ANY SUCH OTHER PROXY IS REVOCABLE).

Section 4.2           Expiration of Proxy. The proxy granted in this Article 4 shall automatically expire upon the termination of this Agreement.

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Article 5

OTHER COVENANTS

Section 5.1           Prohibition on Transfers, Other Actions. From and after the date hereof and until the Termination Date, EEP agrees not to (a) Transfer any of the Covered Units, beneficial ownership thereof or voting power therein; (b) enter into any agreement, arrangement or understanding, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, EEP’s representations, warranties, covenants and obligations under this Agreement; or (c) take any action that would reasonably be expected to restrict or otherwise affect EEP’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement; provided, the foregoing shall not include or prohibit Transfers resulting from pledges or security interests (or the foreclosure thereof) relating to existing or future bona fide loans that do not affect EEP’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, EEP may Transfer any or all of the Covered Units, in accordance with applicable law, to any affiliate of EEP; provided, further, that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Covered Units or any interest in any of such Covered Units is or may be Transferred shall have executed and delivered to MEP and EECI a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement as if such Person were EEP. Any Transfer in violation of this provision shall be null and void.

Section 5.2           Unit Splits and Unit Distributions. In the event of a unit split, unit distribution or any change in the Units by reason of any split-up, reverse unit split, recapitalization, combination, reclassification, exchange or conversion of units or the like, the terms “Covered Units” and “Existing Units” shall be deemed to refer to and include such Units as well as all such distributions and any securities of MEP into which or for which any or all of such Units may be changed, exchanged or converted or which are received in such transaction.

Section 5.3           Unitholder Capacity. The parties hereto acknowledge that this Agreement is being entered into by EEP solely in its capacity as a holder of Covered Units, and nothing in this Agreement shall restrict or limit the ability of EEP or any officer, director, owner or employee thereof to take any action in his, her or its capacity as an officer, director, owner or employee thereof or MEP or MEP GP.

Section 5.4           Non-Survival of Representations and Warranties. The representations and warranties of the parties contained herein shall not survive the Termination Date.

Section 5.5           Further Assurances. From time to time, at MEP’s request and expense and without further consideration, EEP shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or advisable to effect the actions and consummate the transactions contemplated by this Agreement.

Section 5.6           Rollover of Partnership Interests. EEP agrees and acknowledges that, in the Merger, the Partnership Interests of which EEP is the record and beneficial owner as of the Effective Time will remain outstanding as Partnership Interests of the Surviving Entity and will not be converted into the right to receive the Merger Consideration or any other form of consideration.

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Article 6

MISCELLANEOUS

Section 6.1           Termination. This Agreement shall remain in effect until the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms (including after any extension thereof), (c) the GP Board (after consulting the GP Conflicts Committee) making a Partnership Adverse Recommendation Change, (d) the written agreement of EEP, EECI and MEP to terminate this Agreement or (e) the date of any modification, waiver or amendment to the Merger Agreement without the prior written consent of EEP (such earliest date being referred to herein as the “Termination Date”). After the occurrence of such applicable event, this Agreement shall terminate and be of no further force or effect. Nothing in this Section 6.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such termination.

Section 6.2           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in MEP or EECI any direct or indirect ownership or incidence of ownership of or with respect to any Covered Units. All rights, ownership and economic benefit relating to the Covered Units shall remain vested in and belong to EEP, and MEP and EECI shall have no authority to direct EEP in the voting or disposition of any of the Covered Units, except as otherwise provided herein.

Section 6.3           Publicity. EEP hereby permits MEP to include and disclose in the Partnership Information Statement and in such other schedules, certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Merger and the transactions contemplated by the Merger Agreement EEP’s identity and ownership of the Covered Units and the nature of EEP’s commitments, arrangements and understandings pursuant to this Agreement.

Section 6.4           Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by telecopy (upon telephonic confirmation of receipt) or on the first Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to EEP, to:

Enbridge Energy Partners, L.P.

1100 Louisiana St., Suite 3300

Houston, Texas 77002

Attention: Mark Boyce

With copies to:

Vinson & Elkins
First City Tower, 1001 Fannin St., Suite 2500
Houston, Texas 77002
Attention: Michael Telle

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If to MEP, to:

Midcoast Energy Partners, L.P.

1100 Louisiana St., Suite 3300

Houston, Texas 77002

Attention: Chris Kaitson

With copies to:

Bracewell LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002
Attention: Will Anderson

If to EECI, to:

Enbridge Energy Company, Inc.

1100 Louisiana St., Suite 3300

Houston, Texas 77002

Attention: Mark Boyce

With copies to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention: Brett E. Braden

Section 6.5           Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

Section 6.6           Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 6.7           Expenses. Except as otherwise provided herein, all costs and expenses in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the transactions contemplated hereby are consummated.

Section 6.8           Entire Agreement. This Agreement and, solely to the extent of the defined terms referenced herein, the Merger Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

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Section 6.9           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware (except to the extent that mandatory provisions of federal law govern), without regard to the conflict of law principles thereof.

(b)          Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto consents to service of process being made upon it through the notice procedures set forth in Section 6.4, irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.9, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided, however, that each such party’s consent to jurisdiction and service contained in this Section 6.9(b) is solely for the purposes referred to in this Section 6.9(b) and shall not be deemed to be a general submission to such courts or in the State of Delaware other than for such purposes.

(c)          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.10         Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by MEP, EECI and EEP. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties hereto.

Section 6.11         Remedies.

(a)          Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)          All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

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Section 6.12         Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner adverse to any party or its equityholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties as closely as possible and to the end that the transactions contemplated hereby shall be fulfilled to the maximum extent possible.

Section 6.13         Action by MEP. No waiver, consent or other action by or on behalf of MEP pursuant to or as contemplated by this Agreement shall have any effect unless such waiver, consent or other action is expressly approved by the GP Board and the GP Conflicts Committee.

Section 6.14         Successors and Assigns; Third Party Beneficiaries. Except as permitted by Section 5.1, neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or the parties’ respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

MIDCOAST ENERGY PARTNERS, L.P.

By:	Midcoast Holdings, L.L.C,
its general partner

By:	/s/ C. GREGORY HARPER
Name: C. Gregory Harper
Title: President

Enbridge Energy PARTNERS, L.P.

By:	Enbridge Energy Management, L.L.C., as delegate of Enbridge Energy Company, Inc., its general partner

By:	/s/ VALORIE J. WANNER
Name: Valorie Wanner
Title: Corporate Secretary

Enbridge Energy Company, inc.

By:	/s/ NOOR S. KAISSI
Name: Noor S. Kaissi
Title: Controller

Signature Page to Support Agreement